SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of February ___, 2008 (this “Agreement”), is entered into by and between AMERICAN SECURITY RESOURCES CORPORATION, a Nevada corporation with headquarters located at 9601 Katy Freeway, Suite 220, Houston, TX 77024 (the “Company”), and the individual or entity named on the executed counterpart of the signature page hereto (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to lend to the Company, subject to and  upon  the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the Debenture Purchase Price (as defined below), the repayment of which will be represented by 7.75%  Convertible Debentures Series 08 of the Company (the “Convertible Debentures”), which Convertible Debentures will be convertible into shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

WHEREAS, the Company’s obligations to repay each Convertible Debenture will be guaranteed under a Personal Guarantee of Guarantor (the “Guarantee”) by one or more guarantors named therein (each, a “Pledgor”), which Guarantee will be secured by a pledge of certain shares of the Company’s Common Stock (the “Pledged Shares”), as to which Pledged Shares the Pledgor is the registered and beneficial owner, pursuant to the terms of a Security Interest and Pledge Agreement (the “Pledge Agreement”), executed by each such Pledgor and acknowledged by the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.           Purchase.

(i)           Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the undersigned Buyer hereby agrees to loan to the Company the aggregate principal amount specified as the “Aggregate Debenture Purchase Price” on the signature page hereof.  Subject to the terms and conditions hereof, the Buyer will lend the Aggregate Debenture Purchase Price in equal installments of $500,000 each (each, a “Debenture Purchase Price”) on the respective Closing Dates (as defined below) provided below.  The Debenture Purchase Price on each Closing Date shall be allocated to the purchase of Debentures in principal amounts determined by the Buyer, as provided herein.

(ii)           The obligation to repay each loan from the Buyer shall be evidenced by the Company’s issuance of one or more Convertible Debentures to the Buyer each in a principal amount designated by the Buyer to the Company on or before the relevant closing date (where the aggregate principal amount of all such Convertible Debentures issued on a Closing Date shall be equal to the Debenture Purchase Price being loaned on the relevant Closing Date).   Each Debenture actually issued to the Buyer is referred to as a “Debenture.” The principal amount of each Debenture issued on the relevant Closing Date shall be as provided in the Allocation of Debentures, Cash Purchase Price Amount and Purchase Notes for Specified Closing Date attached hereto as Annex XIV (the “Allocation Table”).  Each Debenture (a) shall provide for a Conversion Price (as defined below), which price may be adjusted from time to as provided herein and therein, (b) shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I and (c) shall be guaranteed by each respective Pledgor pursuant to the terms of the Guarantee, substantially in the form annexed hereto as Annex VIII, which Guarantee shall be secured pursuant to the terms of the Pledge Agreement, substantially in the form annexed hereto as Annex IX.  A schedule of the Pledgors and the number of shares to be pledged by each of them is  attached hereto as Annex XIII.

(iii)           On each Closing Date, the Buyer shall pay the Debenture Purchase Price and the Warrant Purchase Price (as defined below) to the Company in the manner provided below, and the Company shall deliver the relevant Certificates (as defined below) to the Escrow Agent, as provided in Section 1(c) hereof.

(iv)           Each loan to be made by the Buyer and the issuance of the Debentures (as defined below) and the Warrants (collectively, the “Purchased Securities”) to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and the Warrants.

b.           Certain Definitions.     As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Additional Closing Date” means the date of each closing of the purchase and sale of the Additional Debentures and the Additional Warrants, as provided herein.

“Additional Debentures” means the Convertible Debentures issued to the Buyer on the relevant Additional Closing Date or on one or more Additional Closing Dates, as the context may require.

“Additional Warrants” means the Warrants issued to the Buyer on the relevant Additional Closing Date or on one or more Additional Closing Dates, as the context may require.

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Agreement Amount” means the amount, if any (other than interest and principal due under the Debentures), due to the Buyer or the Holder, as the case may be, pursuant to any provision of the Transaction Agreements.

“Agreement Payment Date” means the date the Buyer or the Holder, as the case may be, demands payment of an Agreement Amount.

“Agreement Shares” means the shares of Common Stock issuable in payment of Agreement Amounts , if such Agreement Amounts may be paid in such shares.

“Authorized Share Increase” means the approval (in accordance with the laws of the State of Incorporation and the By-laws) of an amendment to the Company’s Certificate of Incorporation, as amended to date, increasing the authorized shares of the Common Stock to at least 400,000,000 shares and the filing of a certificate of amendment in the State of Incorporation reflecting such increase.

“Buyer Control Person” means the Buyer and each such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“By-laws” means the by-laws of the Company (howsoever denominated), as amended to date.

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Certificates” means the (x) the original manually-signed Debentures and (y) the original manually-signed Warrants, each duly executed by the Company and issued in the name of the Buyer on the Closing Date.

“Closing Date” means the relevant Initial Closing Date or the relevant Additional Closing Date(s).

“Closing Price” means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

 “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means Jack Chapline Vaughan, Esq.

“Company's SEC Documents” means the Company’s filings on the SEC’s EDGAR system which are listed on Annex VI annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI.

“Conversion Certificates” means certificates representing any one or more of the following, if any: (i) Conversion Shares, (ii) Warrant Shares,  (iii) Added Warrant Shares (as defined in Section 4(g) hereof), or (iv) Spin Off Adjustment Shares (as defined in Section 4(p) hereof).

“Conversion Date” means the date a Holder submits a Notice of Conversion, as provided in the Debentures or makes a demand for an Agreement Amount which is to be paid in Agreement Shares.

“Conversion Price” means (i) the VWAP for the three (3) Regular Trading Days (which need not be consecutive) selected by the Holder  from the twenty (20) Trading Days ending on the Trading Day immediately before the relevant Conversion Date, multiplied by (ii) eighty percent (80%).

“Conversion Shares” means (i) the shares of Common Stock issuable upon conversion of the Debentures, (ii) the shares of Common Stock issuable in payment of accrued interest thereon, as contemplated in the Debentures, (iii) the shares of Common Stock issuable in payment of an Agreement Amount which is being paid in Agreement Shares, (iv) the shares of Common Stock issuable as Spin Off Adjustment Shares, or (v) any or all of them, as the context may require.

“Converting Holder” means the Holder of Debentures or Warrants, as the case may be, who or which has submitted a Notice of Conversion (as contemplated by the Debentures) or a Notice of Exercise (as contemplated by the Warrants) or a demand for Agreement Shares.

“Debenture End Date” means the Transaction End Date but assumes that clause (y) of the definition of that term has been satisfied.

“Debentures” means the Initial Debentures or the relevant Additional Debentures, or any or all of them, as the context may require.

“Delivery Date” (x) has the meaning ascribed to it, as may be relevant, in the Debentures (with respect to Conversion Shares) or in the Warrants (with respect to Warrant Shares), or (y) means the third Trading Day after the Buyer or the Holder, as the case may be, makes a demand for an Agreement Amount which is being paid in Agreement Shares.

“Disclosure Annex” means Annex IV to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

“Escrow Agent” means Krieger & Prager LLP, the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex II (the “Joint Escrow Instructions”).

“Escrow Funds” means the relevant Total Cash Amount delivered to the Escrow Agent in connection with the relevant Closing Date as contemplated by Sections 1(c) and (d) hereof.

“Escrow Property” means (i) the relevant Escrow Funds, (ii) the  relevant Purchase Notes (as defined below), and (iii) the relevant Certificates, each as delivered to the Escrow Agent, as contemplated by Section 1(c) hereof.

“Exercise Price” means the per share exercise price of the relevant Warrant.

“Filing Evidence” and “Filing Evidence Date” have the meanings ascribed to them in Section 4(l) hereof.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Initial Closing Date” means the date of the closing of the purchase and sale of the Initial Debentures and Initial Warrants.

“Initial Debentures” means the Convertible Debentures issued to the Buyer on the Initial Closing Date.

“Initial Warrants” means the Warrants issued to the Buyer on the Initial Closing Date.

“Issue Date” means, with respect each Debenture and each Warrant, the Closing Date on which such instrument was initially issued to the Buyer.

“Last Audited Date” means December 31, 2006.

“Majority in Interest of the Holders” means the Buyer, unless there is more than one Holder, in which event it means one or more Holders whose respective outstanding principal amounts of the Debentures held by each of them, as of the relevant date, aggregate more than sixty-six and 67/100 percent (66.67%) of the aggregate outstanding principal amounts of the outstanding Debentures held by the Holder and all other Holders on that date.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y)  have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

“Maturity Date” has the meaning ascribed to it in the relevant Debentures.

“Meeting Date” has the meaning ascribed to it in Section 4(l) hereof.

“New Common Stock” means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

“New Investor” means the third party investor, purchaser or lender (howsoever denominated) or, where relevant, an Existing Securityholder (as defined below) in a New Transaction.

“New Transaction” means, unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

(i) the sale of New Common Stock by or on behalf of the Company to a New Investor in connection with a transaction which will provide funds to the Company (including, but not necessarily limited to, any such transaction which is an equity, debt, credit line or equity line transaction), and/or

(ii) the grant of a security interest in, or the pledge of, shares of the Company’s Common Stock or securities convertible into or exercisable for the Company’s Common Stock to any other party, or the pledge of such shares or securities to any other party, whether such grant or pledge is made by the Company or any other holder thereof, in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, and/or

(iii) in exchange for the forbearance, modification or relinquishment of any rights an existing holder of any of the Company’s securities (each, an “Existing Securityholder”), (x) the sale or issuance to such Existing Securityholder of additional New Common Stock and/or (y) the effectuation by the Company of, or the other agreement of the Company to provide,  more beneficial terms with respect to any existing securities of the Company held by an Existing Securityholder, and/or,

(iv) the effectuation by the Company of, or the other agreement of the Company to provide, the reduction of the conversion price of any security convertible into Common Stock and/or the reduction of the exercise price of any right exercisable for Common Stock held by an Existing Securityholder in a transaction consummated after the date hereof; provided, however, that it is specifically understood that the term “New Transaction” (1) unless consented to otherwise by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex (provided the same is not amended after the date hereof to a per share price below the Conversion Price or the Exercise Price, as the case may be) or in the Company’s SEC Documents (provided the same is not amended after the date hereof to a per share price below the Conversion Price or the Exercise Price, as the case may be), (b) the issuance of an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company, (c) the issuance of a non-employee director stock option plan of the Company, or (d) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof).

“New Transaction Closing Date” means the date a New Transaction is consummated.

“Person” means any living person or any entity, such as, but not necessarily limited to,  a corporation, partnership or trust.

“Principal Trading Market” means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

“Qualification State” means a state, other than the State of Incorporation, in which the Company is qualified.

“Regular Trading Day” means the regular trading hours of a Trading Day on the Principal Trading Market shall be open for business (as of the date of this Agreement, such hours are, for most Trading Days, approximately 9:00 or 9:30AM to approximately 4PM Eastern Time; provided, however, that certain Trading Days may have shorter regular trading hours; and provided, further, that the regular trading hours may be subsequently changed for the Principal Trading Market).

“Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

 “Rule 144" means, as may be in effect from time to time, (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act.

“Securities” means the Purchased Securities and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares and, if relevant, any Spin Off Adjustment Shares..

“State of Incorporation” means Nevada.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

“Total Cash Amount” means, with respect to the relevant Closing Date, the sum of (i) the Cash Debenture Purchase Price Amount (as defined below) for such Closing Date, plus (ii) the Warrant Purchase Price.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Agreements” means this Agreement, each issued Debenture, the Joint Escrow Instructions, each issued Warrant, each Guarantee, each Pledge, the Purchase Note Security Agreement, and the Disclosure Annex and includes all ancillary documents referred to in those agreements.

“Transaction End Date” means the date which is the later of (x) the date on which  all of the Debentures have been converted or have been paid in full or (y) the date on which all of the Warrants have been fully exercised or have expired; provided, however, that solely for purposes of this definition, if the Buyer remains obligated to purchase any Additional Debentures and Additional Warrants, it shall be deemed as if such Debentures and Warrants have been issued but, in the case of the Debentures, have not been converted or paid in full or, in the case of the Warrants, have not been fully exercised or expired.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“VWAP” means the volume weighted average price of the Common Stock on the Principal  Trading Market for the relevant Regular Trading Day(s), as reported by the Reporting Service.

“Warrants” means (i) the Initial Warrants and the Additional Warrants, or (ii) any or all of them, as the context may require.

“Warrant Shares” means (i) the shares of Common Stock issuable upon exercise of the Warrants, (ii) the Added Warrant Shares, if any, or (iii) any or all of them, as the context may require.

c.           Form of Payment; Delivery of Certificates.

(i)           With respect to each Closing Date, the Buyer shall pay the Debenture Purchase Price by delivering to the Escrow Agent, no later than the date prior to the relevant Closing Date, (x) (1) immediately available good funds in the amount of the relevant Cash Debenture Purchase Price Amount (as defined below), which shall be allocated as payment towards the purchase price of each of the separate Debentures issued on that Closing Date as provided in the Allocation Table, and (2) one or more separate  promissory notes (each, a “Purchase Note”), substantially in the form of Annex XI  attached hereto, each in the amount of the balance of a specific Debenture being issued on that Closing Date (such balance being the excess of the principal amount of the specific Debenture over the Cash Debenture Purchase Price Amount allocated to such Debenture as contemplated by the Allocation Table applicable to the relevant Closing Date) and (y) immediately available good funds in the amount of the Warrant Purchase Price.  Payment of all Purchase Notes will be secured under the terms of a security agreement and pledge agreement (the “Purchase Note Security Agreement”) between the Buyer and the Company, substantially in the form of Annex XII attached hereto, pursuant to which, but subject to the terms therof, the Buyer will grant a security interest in certain specified collateral to secure the payment of each Purchase Note.  The term “Cash Debenture Purchase Price Amount” means $400,000 for the Initial Closing Date and $125,000 for each Additional Closing Date.

(ii)           Within three (3) Trading Days after the Company is notified that the Escrow Agent has on deposit cleared funds from or on behalf of the Buyer equal to the Total Cash Amount for that Closing Date and the one or more relevant Purchase Notes for that Closing Date, each executed by the Buyer, then, in no event later than the relevant Closing Date, the Company will deliver the relevant Certificates to the Escrow Agent.  Such Certificates shall be held in escrow by the Escrow Agent until released as provided in the Joint Escrow Instructions.

(iii)           By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

d.           Method of Payment.  The Buyer shall deposit the Total Cash Amount for the relevant Closing Date into escrow in the manner provided in instructions given by the Escrow Agent to the Buyer.

2.           BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and, except as otherwise noted, as of each Closing Date, as follows:

a.           Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for the Buyer’s own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.           The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of the Buyer and the Buyer’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect the Buyer’s own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c.           All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

d.           The Buyer understands that the Securities are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.           [This representation is made as of the Initial Closing Date.]  The Buyer and the Buyer’s advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and the Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.  Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

f.           The Buyer understands that its investment in the Securities involves a high degree of risk.

g.           The Buyer hereby represents that, in connection with the Buyer’s investment or the Buyer’s decision to  purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of their respective controlling Persons,  officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein.

h.           The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

k.           This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer.  This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3.           COMPANY REPRESENTATIONS, ETC.   The Company represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company’s SEC Documents:

a.           Rights of Others Affecting the Transactions.  There are no preemptive rights of any stockholder of the Company to acquire the Securities.  No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.  Except as set forth in the Disclosure Annex, no Person has, and as of the relevant Closing Date, no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the 1933 Act relating to any of its securities or to participate in any such registration statement

b.           Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.  The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The Common Stock is quoted on the Principal Trading Market.  The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c.           Authorized Shares.

(i)           The authorized capital stock of the Company consists of (x) 200,000,000 shares of Common Stock, $.001 par value per share, of which approximately 185,000,000 are outstanding as of February 14, 2008, and (y) 1,000,000 shares of Preferred Stock, $.001 par value, of which no shares are outstanding as of such date.

(ii)           There are no outstanding securities which are exercisable for, exchangeable for or convertible into shares of Common Stock or exercisable for, exchangeable for or convertible into instruments which are convertible into shares of Common Stock, whether such exercise, exchange or conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.  If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii)           All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  Subject to the provisions of subparagraph (v) of this Section 3(c), the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the relevant Closing Date, were the Debentures fully converted and were the Warrant fully exercised on that date.

(iv)           The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on, the Debentures or upon exercise of the Warrants, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

(v)           Notwithstanding any other representation made herein or in any of the other Transaction Agreements, as of the date hereof and as of the Initial Closing Date, the Company does not have sufficient authorized but unissued and unreserved shares to be able to honor all Notices of Conversion of Debentures and all Notices of Exercise of Warrants.  The Company represents that the Board of Directors (x) has voted to recommend to the shareholders that the Company’s Certificate of Incorporation, as currently in effect, be amended to reflect the Authorized Share Increase, and (ii) the Company will file with the SEC and send out to the Company’s shareholders a notice of and proxy statement for the annual or a special stockholders meeting (or an information statement in lieu of a meeting, if appropriate), whichever is to be held first, but in no event later than the Meeting Date  (as defined below), which meeting (whichever is first held) will consider shareholder approval of the Authorized Share Increase (which approval will be recommended by the Board of Directors of the Company). Upon such shareholder approval the Company (and, if relevant, the passage of the relevant period of time after the distribution of an information statement) will file a certificate of amendment reflecting, among other things, if relevant, the Authorized Share Increase in the State of Incorporation and in all Qualification States (except, with respect to any one or more Qualification States, where Company Counsel advises the Company that the filing of such an amendment is not required or the absence of such filing will not have a material adverse effect on the Company’s qualification in such state) and will provide the Filing Evidence to the Buyer by the Filing Evidence Date. All representations and covenants contained in this Agreement or the other Transaction Agreements are made subject to the provisions of this paragraph (v).

d.           Transaction Agreements and Stock.  This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company.  This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e.           Non-contravention.  The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or By-laws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.  The timely payment of interest on the Debentures is not prohibited by the Certificate of Incorporation or By-Laws, or any agreement, contract, document or other undertaking to which the Company is a party.

f.           Securities Law Matters; Approvals.

(i)           No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(ii)           Assuming the accuracy of the representations and warranties of Holder set forth in Section 2, the offer and sale by the Company of the Purchased Securities is exempt from (A) the registration and prospectus delivery requirements of the 1933 Act and the rules and regulations of the SEC thereunder and (B) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

g.           Filings.  None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Since February 1, 2007, the Company has filed all annual and quarterly reports and all proxy statements required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the 1934 Act.  The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-QSB under the 1934 Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

h.           Absence of Certain Changes.  Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party  or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.           Full Disclosure.  There is no fact known to the Company (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j.           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.  The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k.           Absence of Events of Default.  Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l.           Absence of Certain Company Control Person Actions or Events.  To the Company’s knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m.           No Undisclosed Liabilities or Events.  The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect.  No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.  There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the Certificate of Incorporation or the By-laws, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n.           No Integrated Offering.  Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since August 1, 2007, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.
o.           Dilution.  Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Debentures, upon exercise of the Warrants or pursuant to the other terms of the Transaction Agreements may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Debentures) and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

p.           Fees to Brokers, Finders and Others.  The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby.  Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a  “Buyer’s Fee”), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby.  The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee).

q.           Tax Returns.  The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

r.           Disclosure.  All information relating to or concerning the Company set forth in the Transaction Agreements or in the Company’s public filings with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.   In furtherance of the foregoing, and not in limitation thereof, the Company confirms that, any other representation or provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company is in compliance with Regulation FD promulgated by the SEC or any similar rule or regulation regarding the dissemination of information regarding the Company and the Company has not provided, and will not provide, the Buyer with any non-public material information regarding the Company prior to the consummation of the transactions consummated hereunder on  the relevant Closing Date.

s.           Confirmation.  The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the release of the Escrow Funds to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

4.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Transfer Restrictions.  The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.           Restrictive Legend.  The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act and may be sold in accordance with an effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c.           Filings.  The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing.  Reference is made to the Section titled “Publicity, Filings, Releases, Etc.” below.

d.           Reporting Status; Disclosure of Information.

(i)           During the period from the Initial Closing Date to and including the Transaction End Date, the Company shall

(A) timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act,

(B) take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available,

(C) not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, and

(D) comply with Regulation FD promulgated by the SEC or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, and notwithstanding anything to the contrary in this Agreement or in any of the other Transaction Agreements, without the prior written consent of the Holder in each instance, not disclose to the Holder any non-public material information regarding the Company.

(ii)           The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Shares) on the Principal Trading Market or a listing on the NASDAQ Capital, Global or Global Select Markets or AMEX and, to the extent applicable to it, will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is the Trading Day after the Transaction End Date.

e.           Use of Proceeds.  The Company will use the net  proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) for general corporate purposes.

f.           Warrants.

(i)           The Company agrees to issue to the Buyer, and the Buyer agrees to purchase from the Company, on each Closing Date a transferable warrant (each, a “Warrant” and, collectively, the “Warrants”) for the purchase of 15,000,000 shares (such number being subject, with respect to each Additional Closing Date, to adjustment to the same extent that the number of shares issuable on exercise of the Initial Warrant would be adjusted, assuming such Warrant was outstanding and had not been exercised in whole or in part; the number of such shares, as adjusted if applicable, the “Closing Date Warrant Amount”).   The purchase price for the Warrant issued on each relevant Closing Date is $15,000 (the “Warrant Purchase Price”).  For each Closing Date, the Warrant Purchase Price divided by the Closing Date Warrant Amount is referred to as the “Per Share Warrant Purchase Price.”  The Buyer will pay the Warrant Purchase Price to the Company on the relevant Closing Date as provided in Section 1(c) hereof.

(ii)           Each Warrant shall have an exercise price (each, an “Exercise Price”) equal to (x) (1) the VWAP on the Trading Day immediately before the relevant Closing Date, multiplied by (2) 110%, less (y) the Per Share Warrant Purchase Price for that Closing Date.

(iii)           Each Warrant shall be exercisable commencing on the Closing Date on which it is issued and shall expire at the close of business on the last day of the calendar month in which the seventh annual anniversary of the Issue Date of such Warrant occurs, except that each Warrant shall provide that the Company may, upon the terms and conditions provided in the Warrant, accelerate the expiration date of the Warrant.

(iv)           Each Warrant shall have cashless exercise rights and automatic exercise provisions, each as provided in the Warrant.  Except as specified above, each Warrant shall generally be in the form annexed hereto as Annex V.

g.           Certain Agreements.

(i)           For purposes of this Agreement, the following terms shall have meanings indicated:

(A)           “New Transaction Period” means the period commencing on the Initial Closing Date and continuing through and including the Transaction End Date.

(B)           “New Transaction Price” means, as may be applicable, on a per share basis, the lower of (1) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction, (2) the lowest conversion price or put or call price which would be applicable under the terms of the New Transaction or (3) the lowest exercise price per share applicable to the warrants, option or similar instrument (howsoever denominated; collectively, “New Transaction Warrants”) included in such New Transaction; in each such case, whether such purchase or conversion price or put or call price or exercise price is stated or otherwise specified or is determined on the closing date of the New Transaction or is determined by the application of a formula set in the documents reflecting the New Transaction or does result from adjustments or revisions contemplated in the relevant agreements for the New Transaction (and the Company hereby covenants that it will provide written notice to the Buyer of any such adjustment or revision within five (5) Trading Days after an event reflecting such adjustment or revision and, if there was an exercise of any portion of a Warrant after such adjustment or revision and before Buyer’s receipt of such notice, the Company will issue additional shares to Buyer based on such adjusted exercise price), whenever such formula, adjustment or revision would be applicable; (and if no minimum purchase price,  conversion price or put or call price, as the case may be, is set, it shall be assumed that such minimum purchase price, conversion price is $.001); and provided, further, that, if the securities issued in the New Transaction are issued at a Face Value Discount (as defined below), the New Transaction Price shall be adjusted to reflect such discount.1

(C)           “Face Value Discount” means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument or (z) the stated value of the shares of convertible stock.

(D)           “Added Warrant Shares” means the number of shares equal to the excess of

(I) the number of shares equal to  (X) the amount equal to (1) the number of Warrant Shares held by the Holder as of the relevant date (the “Preadjustment Warrant Shares”),2 multiplied by (2) the Exercise Price effective in connection with the exercise of Warrants pursuant to which such shares were issued (after taking into account, if relevant, any previous adjustments to such exercise price which may have resulted in the previous issuance of Added Warrants Shares and any other adjustments to such price other than as a result of the application of the provisions of this Section 4(g)), divided by (Y) the New Transaction Price after it has been adjusted as a result of the application of the provisions of this Section 4(g) (such adjusted conversion price, the “New Exercise Price”), over

(II) the number of Preadjustment Warrant Shares.

(ii)  The Company covenants and agrees that, if, during the New Transaction Period, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), the Company enters into a New Transaction, then the Exercise Price for all outstanding Warrants and for any Additional Warrants issued thereafter shall be the lower of (x) the Exercise Price as provided in the Warrant as in effect immediately prior to the consummation of the relevant New Transaction (subject to adjustment as provided herein or in the Warrant other than as a result of the provisions of this Section 4(g)), or (y) the New Transaction Price; provided, however, if there was one or more previous New Transactions, the Holder may select which New Transaction Price3 to use in determining the applicable Exercise Price; and if, as of the consummation of the relevant New Transaction, the Holder is then the holder of Warrant Shares which have not yet been sold, the Company will issue to such Holder the Added Warrant Shares (which Added Warrant Shares shall be delivered to the Buyer within three Trading Days after the consummation of the relevant New Transaction; such third Trading Day, a “Delivery Date”).

(iii)           Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

h.           Termination Options.

(i)           At any time prior to the next Additional Closing Date, if any, the Company may give written notice to the Buyer (a “Company Termination Notice”) terminating the Company’s obligation to issue any then unissued Additional Debentures and Additional Warrants.  Such Company Termination Notice shall be effective only if within one Trading Day after the Buyer provides wiring instructions to the Company, the Company pays the Buyer a termination payment of $50,000 by wire transfer in accordance with such instructions.

(ii)           At any time prior to the next Additional Closing Date, if any, the Buyer may give written notice to the Company (a “Buyer Termination Notice”) terminating the Buyer’s obligation to purchase any then unissued Additional Debentures and Additional Warrants.  Such Buyer Termination Notice shall be effective only if within one Trading Day after the Company provides wiring instructions to the Buyer, the Buyer pays the Company a termination payment of $100,000 by wire transfer in accordance with such instructions.

(iii)           Upon the effectiveness of the Company Termination Notice or a Buyer Termination Notice (each, a “Termination Notice”), as the case may be, the Buyer will have no further obligation to purchase, and the Company will have no further obligation to sell, Additional Debentures and Additional Warrants, and the term “Aggregate Debenture Purchase Price” in the Transaction Agreements shall be deemed amended to refer to the aggregate principal amount of all Debentures issued prior to such effectiveness, whether or not such principal amount is then still outstanding.   All other rights and obligations under the Transaction Agreements, including but not limited to, the rights and obligations under the then outstanding Debentures, Warrants, Purchase Notes, shall remain in full force and effect without regard to the effect of the relevant Termination Notice.

i.           Available Shares.

(i)           The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the “Reserved Amount”) at least equal to the sum of (x) one hundred fifty percent (150%) of the number of shares of Common Stock issuable as may be required, at any time, to satisfy the conversion rights of the Holders of principal on all outstanding Debentures plus interest thereon through the Maturity Date (assuming for such purposes that interest is paid in shares at the Conversion Price in effect on the Reserved Share Determination Date, as defined below), plus (y) one hundred percent (100%) of the number of shares issuable upon exercise of all outstanding Warrants held by the Holders (in each case, whether any of such outstanding Convertible Debentures or Warrants were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder’s right to convert any of the Debentures or to exercise any of the Warrants held by such Holder).

(ii)           The Reserved Amount shall be determined on the relevant Closing Date and after each New Transaction Closing Date, and thereafter on the first Trading Day after the end of each subsequent calendar quarter (each such determination date, a “Reserved Share Determination Date”), and the number of shares to be reserved shall be based on (q) all outstanding Debentures and the Conversion Price which would have been applicable  as of such Reserved Share Determination Date and (r) all unexercised Warrants as of such date.  The Reserved Amount determined on such date shall remain the Reserved Amount until the next Closing Date,  the next New Transaction Closing Date or the next quarterly determination, as the case may be.  The Company shall give written instructions to the Transfer Agent to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount.  The Company will, at the request of the Buyer, provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Transfer Agent.

j.           Publicity, Filings, Releases, Etc.  Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof.  Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  In furtherance of the foregoing, the Company will provide to the counsel designated by the Buyer (“Investor’s Counsel”) drafts of the applicable text the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms), as the case may be, intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph).  Notwithstanding, but subject to, the foregoing provisions of this  Section 4(j), the Company will, after the Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

k.           Right of First Refusal.   During the period from the Initial Closing Date through and including the second anniversary of the last Closing Date to occur, the Buyer shall be given not less than seven (7) Trading Days' prior written notice of any proposed sale by the Company to any party of New Transaction, except in connection with (i) a transaction contemplated by subparagraph (iii) of the definition of New Transaction above, (ii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans, if any, described on the Disclosure Annex at prices equal to or higher than the closing price of the Common Stock on the issue date of any of the foregoing, or (iii) as a result of the exercise of Warrants or conversion of Debentures which are granted or issued pursuant to this Agreement or that have been issued prior to the Initial Closing Date all on the original terms thereof, the issuance of which has been disclosed in on the Company’s SEC Documents filed not less than five (5) days prior to the Initial Closing Date (collectively the foregoing are “Excepted Issuances”). A Buyer who or which exercise the rights provided pursuant to this Section 4(h) shall have the right during the seven (7) Trading Days following receipt of the notice to purchase  all or a portion of the offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale.  In the event such terms and conditions are modified during the notice period, the Buyer shall be given prompt notice of such modification and shall have the right during the seven (7) Trading Days following the notice of modification to exercise such right.

l.           Authorized Share Increase.

(i)           The Company will take all commercially reasonable steps necessary to effectuate the filing of an amendment to its Certificate of Incorporation, as currently in effect, to reflect the Authorized Share Increase.  In furtherance of the foregoing, it will take all reasonable steps necessary to have the shareholders meeting held and to obtain the requisite shareholder approval, including, but not necessarily limited to, filing with the SEC and distributing to the Company’s shareholders a notice of and a proxy statement for the annual stockholders meeting or a special meeting of shareholders (whichever shall first occur), but in no event later than the date (the “Meeting Date”) which is ninety (90) days after the Initial Closing Date, and the Board of Directors’ recommending approval of the Authorized Share Increase.  If appropriate to do so, in lieu of the Company may distribute an  information statement reflecting the written approval of the Authorized Share Increase by shareholders holding sufficient rights to do so in accordance with the corporation law of the State of Incorporation and consistent with the Certificate of Incorporation and By-laws.

(ii)           Upon the requisite authorization for the Authorized Share Increase (including, if relevant, the passage of the appropriate time from the circulation of the information statement, if any), the Company will file an amendment to the Certificate of Incorporation of the Company, as currently in effect, in the State of Incorporation and in all other states where the Company is qualified (except, with respect to such other states, where  Company Counsel provides a written opinion to the Company that the filing of such an amendment is not required; such opinion shall state that a copy thereof may be provided to the Buyer), which amendments will reflect the Authorized Share Increase.  Such filing(s) shall be made no later than the date which is two (2) Trading Days after the date of the shareholders’ meeting at which the Authorized Share Increase is approved.

(iii)           Evidence of such filing(s) (the “Filing Evidence”) shall be made by the Company providing a letter from Company Counsel to the Buyer within three (3) Trading Days after the filing of the amendment, but in no event later than the Filing Evidence Date(as defined below) confirming (1) the Authorized Share Increase was duly approved by the Company’s shareholders on or before the Meeting Date and (2) confirming the filing of the amendment to the certificate of incorporation in the State of Incorporation and (except as provided below) in each Qualification State, specifying the date of each such filing and providing a copy of each such amendment which is either (x) an original or a photocopy of the amendment certified or stamped by the office in the State of Incorporation or Qualification State, as the case may be, or (y) a photocopy of each such filed amendment as filed, together with an unqualified confirmation from Company Counsel that such amendment has been filed in the relevant state.  If the letter from Company Counsel referred to in this subparagraph provides, with respect to each Qualification State in which such amendment was not filed, that, in Company Counsel’s opinion, the filing of such an amendment in such state is not required by the corporate law of such state or the absence of such filing does not adversely affect the Company’s qualification in such state, then the provisions of clause (2) of above shall be deemed satisfied with respect to such Qualification State.

(iv)           The “Filing Evidence Date” is the date which is five (5) Trading Days after the date which is ninety (90) days after the Initial Closing Date.  The “Cancellation Date” is the earlier of (i) the first Trading Day after the date, which shall not be before the conclusion of the first Company’s shareholders meeting held after the date hereof, on which on which the Company advises the Buyer in writing  that the shareholders did not approve the Authorized Share Increase, or (ii) the Filing Evidence Date, if the Filing Evidence is not received by that date.

(v)           In addition to, and not in lieu of, the foregoing, the Company agrees that, any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding,  if there is a Cancellation Date, (A) the Buyer shall have no further obligation to purchase any Additional Debentures and Additional Warrants, but shall have the right to declare an Event of Default under any outstanding Debenture, and (B) the Company will not, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of such Holders and may be withheld for any reason or for no reason whatsoever),  enter into any New Transaction whatsoever until the date which is the first annual anniversary of the Initial Closing Date.

m.           Reports under 1933 Act and 1934 Act.  With a view to making available to Investor the benefits of Rule 144, the Company agrees, subject to the provisions of  Section 4(d) hereof, to (all at the Company’s expense)::

(i)           make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)           file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(iii)           furnish to the Holder at any time prior to the Transaction End Date, promptly upon reasonable request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, and (b) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without limitation; and

(iv)           at the request of the Holder, give the Transfer Agent instructions (supported by an opinion of Company Counsel or other counsel to the Company, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from the Buyer of

(A) a certificate (a “Rule 144 Certificate”) certifying that the Holder’s holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Holder proposes to sell (the “Securities Being Sold”) is not less than six (6) months; and

(B) an opinion of counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager, LLP shall be deemed acceptable)4 if not given by Company Counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s  books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

n.           NASD Rule 2710. The Company is aware that the Corporate Financing Rule 2710 (“NASD Rule 2710") of the National Association of Securities Dealers (“NASD”) is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the stockholder to sell the securities.

o.           Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary, if any, to maintain a standard and uniform system of accounting and to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

p.           Transactions with Affiliates or Subsidiaries.

(i)            Until the Debenture End Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a non-affiliated person.  The term “Disinterested Director” means a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

(ii)           If, at any time while a Debenture or Warrant is outstanding, the Company spins off any of its assets to a Subsidiary, unless otherwise consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holder and can be withheld for any reason or for no reason) in each instance, such Subsidiary shall assume all of the obligations and liabilities of the Company under the Transaction Agreements (including, but not necessarily limited to, all reporting and other obligations to the extent the Subsidiary is a publicly held corporation) and any action subsequently taken by such Subsidiary with respect to such assets shall have the same effect as if such action had been taken by the Company directly.  Such assumption shall be confirmed in writing from the Subsidiary to the Holder prior to the consummation of such spin off.  Such writing shall include the agreement of the Subsidiary that, if the Subsidiary is a publicly held corporation, at the election of the Holder, the Holder may convert the Debentures or exercise the Warrants for shares of the Subsidiary’s common stock on the same terms as provided in such instruments issued by the Company.  Such assumption of all obligations and liabilities by the Subsidiary shall not relieve the Company of any of its obligations under any of the Transaction Agreements.

(iii)           The Company agrees that while any Debenture or Warrant is outstanding, it will not sell or spin off (in whole or in part) any Subsidiary or a substantial part of the assets of a Subsidiary (any such sale or spin off, a “Subsidiary Spin Off”) without giving the Holder advance written notice thereof at least thirty (30) Trading Days in advance and without the consent of a Majority in Interest of the Holders (which consent is in the sole discretion of the Holder and can be withheld for any reason or for no reason) in each instance; provided that, upon the giving of such notice, the Company shall, to the extent relevant, comply with the provisions of Section 4(d)(i)(D) hereof.  In addition, the party or parties receiving the shares or assets of the Subsidiary in the Subsidiary Spin Off (each, a “Subsidiary Spin Off Recipient”) shall assume all of the obligations and liabilities of the Company under the Transaction Agreements (including, but not necessarily limited to, all reporting and other obligations to the extent the Subsidiary Spin Off Recipient is a publicly held corporation) and any action subsequently taken by such Subsidiary Spin Off Recipient with respect to such assets shall have the same effect as if such action had been taken by the Company directly.  Such assumption shall be confirmed in writing from the Subsidiary to the Holder prior to the consummation of such spin off.  Such writing shall include the agreement of the Subsidiary that, if the Subsidiary is a publicly held corporation, at the election of the Holder, the Holder may convert the Debentures or exercise the Warrants for shares of the Subsidiary’s common stock on the same terms as provided in such instruments issued by the Company.  Such assumption of all obligations and liabilities by the Subsidiary shall not relieve the Company of any of its obligations under any of the Transaction Agreements.

(iv)           The Company agrees that if a Subsidiary Spin Off is announced (the date of such announcement, the “Spin Off Announcement Date”), then, in addition to any applicable provisions in any outstanding Debentures or Warrants, the Company shall issue Spin Off Adjustment Shares to the Holder and deliver certificates representing such Spin Off Adjustment Shares to the Holder within three (3) Trading Days  of the date (the “Spin Off Effective Date”) on which the Subsidiary Spin Off was consummated or effected (such third Trading Day, a “Delivery Date”).  The term “Spin Off Adjustment Shares” means the number of shares equal to the excess of (x) (1) the aggregate number of Conversion Shares and  Warrant Shares held by the Holder on the Spin Off Announcement Date (such shares, collectively, “Pre-Spin Off Held Shares”) , multiplied by (2) a fraction, of which the numerator is the VWAP for the Trading Day immediately before the Spin Off Announcement Date and the denominator is the VWAP for the Trading Day immediately following the Spin Off Effective Date (provided, however, that such fraction shall not be less than 1), over (y) the number of the Pre-Spin Off Held Shares.  Nothing in this provision limits the Company’s obligations under the immediately preceding subparagraph (iii).

(v)           The Company covenants that it will not consummate or effect or permit the consummation or effectuation of a spin off or Subsidiary Spin Off unless the same complies in all relevant respects to the provisions of this Section 4(p).

q.           Certain Restrictions.  Until the Debenture End Date, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to the security agreements, if any, listed on the Disclosure Annex) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock.

r.           Failure to Make Timely Filings.  The Company agrees that, if the Company fails to timely file on the SEC’s EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise, the Company shall be liable to pay to the Holder an amount based on the following schedule (where “No. Trading Days Late” refers to each Trading Day after the latest due date for the relevant filing):

No. Trading Days Late	Late Filing Payment For Each $10,000 of Principal of Outstanding Debentures

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand by the Holder; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price applicable to the date of such demand.  If the payment is to be made in shares of Common Stock, such shares shall be considered Conversion Shares under the Debentures, with the “Delivery Date” for such shares shall determined from the date of such demand,, the certificates to be delivered shall be considered Conversion Certificates, the demand for payment of such amount in shares shall be considered a Notice of Conversion  (but the delivery of such shares shall be in payment of the amount contemplated by this paragraph and not in payment of any principal or interest on any Debenture).

s.           Certain Short Sales.  Provided that the Company is in compliance in all material respects with its obligations to the Buyer or Holder under this Agreement and the other Transaction Agreements, during the period from the Initial Closing Date through the Debenture End Date, the Buyer will not directly or through an Affiliate engage in any open market Short Sales (as defined below) of the Common Stock, other than Short Sales of not more than the number of shares that are the subject of a Notice of Conversion which is submitted within three (3) Trading Days after such sale; provided, however, that unless and until the Company has affirmatively demonstrated by the use of specific evidence that the Buyer is engaging in such open market Short Sales, the Buyer shall be assumed to be in compliance with the provisions of this Section 4(s) and the Company shall remain obligated to fulfill all of its obligations under the Transaction Agreements; and provided, further, that (i) the Company shall under no circumstances be entitled to request or demand that the Buyer either (x) provide trading or other records of the Buyer or of any party or (y) affirmatively demonstrate that the Buyer or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to the Company’s fulfillment of its obligations under any of the Transaction Agreements, and (ii) the Company shall not assert the Buyer’s or any other party’s failure to demonstrate such absence of such Short Sales or to provide any trading or other records of the Buyer or any other party as all or part of a defense to any breach of the Company’s obligations under any of the Transaction Agreements.  As used herein, “Short Sale” has the meaning provided in Rule 3b-3 under the 1934 Act.

           t.           Administrative Costs.  The Company will reimburse for the Holder for all Administrative Costs (as defined below) incurred by the Holder, whether paid or payable by the Holder.  The term “Administrative Costs” means extraordinary costs in administering and protecting the Holder’s rights under the Transaction Agreements, including, but not necessarily limited to, costs of collection and attorneys’ fees and expenses in connection therewith.

5.           TRANSFER AGENT INSTRUCTIONS.

a.           The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures, the exercise of the Warrants, the issuance of Added Warrant Shares, if any, or in connection with the issuance of Payment Shares, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith.  Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements.  Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.  If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act or upon request from a Holder while there is an effective registration statement covering the sale of the relevant Shares, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b.           (i)           The Company understands that a delay in the delivery of Conversion Certificates, whether on conversion of a Debenture and/or in payment of accrued interest thereon or on exercise of the Warrants, beyond the relevant Delivery Date (as defined in the relevant Debenture or Warrant or in Section 4(g) hereof, as the case may be), could result in economic loss to the Holder.  As compensation to the Holder for such loss, in addition to any other available remedies at law, the Company agrees to pay late payments to the Holder for late issuance of the Conversion Certificates in accordance with the following schedule (where “No. Trading Days Late” is defined as the number of Trading Days beyond two (2) Trading Days after the Delivery Date):

No. Trading Days Late	Late Payment For Each $10,000 of Principal or Interest Being Converted, of Late Fees[5], of Added Warrant Shares, of Spin Off Adjustment Shares[6] or of Exercise Price of Warrant Being Exercised
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand; provided, however, that the Holder making the demand may specify that the payment shall be made in shares of Common Stock at the Conversion Price applicable to the date of such demand.  If the payment is to be made in shares of Common Stock, such shares shall be considered Conversion Shares under the Debentures, with the “Delivery Date” for such shares shall determined from the date of such demand,, the certificates to be delivered shall be considered Conversion Certificates, the demand for payment of such amount in shares shall be considered a Notice of Conversion (but the delivery of such shares shall be in payment of the amount contemplated by this paragraph and not in payment of any principal or interest on any Debenture).  Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time.  Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within two (2) Trading Days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to the Converting Holder’s receipt of the relevant Conversion Certificates, whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 5(b) of this Agreement which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

(ii)           If, by the tenth Trading Day after the  relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates, but at any time after the Delivery Date, the Converting Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the “Sold Shares”), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of  the amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(b)(i)), the Buy-In Adjustment Amount (as defined below).  The “Buy-In Adjustment Amount” is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the  Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder.  By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

c.           The provisions of this paragraph apply if the provisions of Rule 144 would then be applicable to the sale of the relevant Shares by the Holder without restriction or other limitation (any such period, the “Effective Period”).  During the Effective Period, the Company will issue Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing the Shares re-issued without legend and without transfer restrictions on the books of the Transfer Agent.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Debenture or exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and the Holder’s compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon conversion of the Debenture or exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.  The Company specifically acknowledges that, as of the date hereof and as of the Closing Date, the Transfer Agent is participating in the DTC program and the Company is not aware of any plans of the Transfer Agent to terminate such participation.  While any Holder holds Securities, the Company will not appoint any transfer agent which does not participate in the DTC program.

d.            The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Shares, and (ii) the issuance of certificates or DTC registration to or in the name of  the Holder or the Holder’s designee or to a transferee.  Notwithstanding the foregoing, it shall be the Holder’s responsibility to obtain all needed formal requirements (specifically: medallion guarantee) in connection with any electronic issuance of shares of Common Stock.

e.           The Holder of a Debenture or a Warrant shall be entitled to exercise its conversion or exercise privilege with respect to the Debenture or the Warrant, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such holder’s exercise privilege.  The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debenture or the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

f.           The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder’s representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all stockholders (as a group and not individually) as of a current or other specified date.  At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6.           CLOSING DATE.

a.           The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.  Notwithstanding the foregoing, the Initial Closing Date shall occur after the Buyer completes, to the Buyer’s own satisfaction, its own due diligence review of the Company.  If the Initial Closing Date does not occur within thirty (30) days from the date of this Agreement, the Company may, by written notice to the Buyer, terminate this Agreement, in which event neither party shall have any obligations to the other hereunder.

b.           (i)  Each Additional Closing Date shall occur as follows:

(A)           the first Additional Closing Date shall occur on the date which is fifteen (15) Trading Days after the aggregate principal balance of the outstanding Initial Debentures is less than $100,000; and

(B)           each subsequent Additional Closing Date shall occur on the date which is fifteen (15) Trading Days after the aggregate principal balance of the outstanding Additional Debentures issued on the immediately preceding Additional Closing Date is less than $75,000.

(ii)           Except as provided in this Section 6(b) and Section 8, the closing for the Additional Debentures and the Additional Warrants shall be conducted upon the same terms and conditions as those applicable to the Initial Debentures and Initial Warrants.

c.           Each closing of the purchase and issuance of Debentures and Warrants shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., Eastern Time, on the day specified above (or if such day is not a Trading Day, the next Trading Day) or such other time as is mutually agreed upon by the Company and the Buyer.

d.           Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

7.           CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the relevant Purchased Securities to the Buyer pursuant to this Agreement on each relevant Closing Date is conditioned upon:

a.           The execution and delivery of this Agreement and, where indicated,  the other Transaction Agreements by the Buyer on or before such Closing Date;

b.           The execution and delivery by the Buyer to the Escrow Agent by such Closing Date of good funds as payment in full of an amount equal to the relevant Total Cash Amount in accordance with this Agreement;

c.           The execution and delivery by the Buyer to the Escrow Agent by such Closing Date of the relevant Purchase Notes;

d.           The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

e.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.           CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the relevant Purchased Securities on each relevant Closing Date is conditioned upon:

a.           The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before such Closing Date;

b.           The delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

c.           The delivery by the Company to the Escrow Agent on or before the Closing Date of (i) the executed Guarantee of each Pledgor, (ii) the executed Pledge Agreement of each Pledgor, (iii) the collateral referred to in each such Pledge Agreement, endorsed in blank (on the certificate of in one or more separate stock powers), with medallion guaranties, and (iv) one or more executed letters of irrevocable instructions from the Company to the Transfer Agent, substantially in the form of Annex X attached hereto, countersigned by the relevant Pledgor(s) and by the Transfer Agent;

d.           On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

e.           The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

f.           The delivery to the Escrow Agent of an opinion of counsel for the Company, dated such Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

g.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

h.           From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and  (iv) there shall not have been any material adverse change in any financial market; and

i.           With respect to each Additional Closing Date,

(i)  the conditions for the relevant Additional Closing Date referred to in Section 6(b) hereof shall have been satisfied;

(ii) the Authorized Share Increase shall have been approved by the Meeting Date and the Buyer shall have received the Filing Evidence by the Filing Evidence Date;

(iii) there shall have no Event of Default under any previously issued Debenture at any time prior to such Additional Closing Date;

(iv) the Buyer shall have received an opinion of counsel to the Company substantially in the form of Annex III attached hereto (which may refer to an opinion issued on a previous Closing Date provided the Buyer may rely on it as if it were issued on the current Additional Closing Date); and

(v) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects as if made on such Additional Closing Date (rather than the Initial Closing Date) and there shall have been no Material Adverse Effect from the Initial Closing Date or the immediately preceding Additional Closing Date, if any, through and including the current Additional Closing Date (and an executive officer of the Company7 shall issue an certificate substantially in the form of Annex VII hereto with respect thereto (the “Officer’s Certificate”; provided, however, that such Officer’s Certificate may update certain  factual information, such as the number of shares of the Company’s stock outstanding, included in Section 3).

9.           INDEMNIFICATION AND REIMBURSEMENT.

a.           (i)  The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer’s, director’s, employee’s, agent’s or Buyer Control Person’s illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii)           The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred.  The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person.  The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

b.           All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i)            In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.  The following provisions shall also apply.

(x)  If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y)  If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z)  If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period  whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii)           In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10.           JURY TRIAL WAIVER.   The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11.           SPECIFIC PERFORMANCE.  The Company and  the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Agreements, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Agreement, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized.  Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted.  This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

12.           GOVERNING LAW:  MISCELLANEOUS.

a.           (i)  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Chicago or the state courts of the State of Illinois sitting in the City of Chicago in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(ii)  In the event of any litigation or dispute arising from this Agreement or any of the other Transaction Agreements, the parties agrees that the party which is awarded the most money shall be deemed the prevailing party for all purposes and such prevailing party shall be entitled to an additional award from the other party for the full amount of the attorneys’ fees and expenses paid or payable by such prevailing party in connection with the litigation and/or dispute, without reduction or apportionment based upon the individual claims or defenses giving rise to such fees and expenses.  Nothing in this clause (ii) shall restrict or impair a court’s power to award fees and expenses to any party for frivolous or bad faith pleading by the other party.

b.           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.           This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

f.           A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

g.           The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.           If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.           This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j.           This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k.           All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

13.           NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:                          At the address set forth at the head of this Agreement.
Attn: President
Telephone No.: (732) 440-1992
Telecopier No.: (732) 389-7542

with a copy to:

Jack Chapline Vaughan, Esq.
1240 Blalock Road, Suite 150
Houston, TX 77055
Telephone No.: (713) 266-3700
Telecopier No.: (   )    -

BUYER:                                At the address set forth on the signature page of this Agreement.

with a copy to each of:

Merrill Weber, Esq.
303 East Wacker Drive, Suite 311
Chicago, Illinois 60601
Tel: (773) 406-2386
Fax: (312) 819-9701

and

                      Krieger & Prager llp, Esqs.
39 Broadway
Suite 920
New York, NY 10006
Attn: Ronald J. Nussbaum, Esq.
Telephone No.: (212) 363-2900
Telecopier No.  (212) 363-2999

ESCROW AGENT:                                           Krieger & Prager llp, Esqs.
39 Broadway
Suite 920
New York, NY 10006
Attn: Samuel Krieger, Esq.
Telephone No.: (212) 363-2900
Telecopier No.  (212) 363-2999

14.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the relevant Debenture Purchase Price and Warrant Purchase Price, for a period of three (3) years after the last Closing Date hereunder and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

1By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.05 were sold for a purchase price of $800,000, the effective New Transaction Price would be $0.04.

2If the Holder effected more than one exercise and sold less than all of such shares, the sold shares shall be deemed to be derived first from the exercises in the sequence of such exercises (that is, for example, until the number of shares from the first of such exercise have been sold, all shares shall be deemed to be from the first exercise; thereafter, from the second exercise until all such shares are sold; and so on).

3If a New Transaction Exercise Price is determined as of a particular date, that New Transaction Price shall be adjusted for events occurring subsequent to such date, as contemplated by this Agreement, the Warrants or the applicable New Transaction instruments.

4The Company will be responsible for paying the fees of such counsel or reimbursing the Holder for any such fees paid or payable by the Holder.

5“Late Fees” are amounts payable under the provisions of Section 4(r) or this Section 5(b) which the Holder has designated to be paid in shares of Common Stock.

6For Added Warrant Shares, such value shall be deemed equal to the number of such shares multiplied by the closing sale price of the Common Stock on the New Transaction Closing Date.  For Spin Off Adjustment Shares, such value shall be deemed equal to the number of such shares multiplied by the closing sale price of the Common Stock on the Trading Day immediately before the Spin Off Announcement Date.

7“Executive officer” means one or more of the following: president, chairman of the board, chief executive officer, chief financial officer.

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

AGGREGATE DEBENTURE PURCHASE PRICE:                                                                                                                     $2,000,000.00

303 East Wacker Drive, Suite 311	ST. GEORGE INVESTMENTS, LLC
Chicago, Illinois 60601	Printed Name of Buyer
Address
Telecopier No. (312) 819-9701	By: Fife Trading, Inc., Managing Member

Illinois	By: __________________________________
Jurisdiction of Incorporation or Organization	(Signature of Authorized Person)
_____________________________________
Printed Name and Title

COMPANY:

AMERICAN SECURITY RESOURCES CORPORATION

By:                      __________________________

Title:                      __________________________